Exhibit 10.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is entered into as of April 4, 2026 (the “Effective Date”) by and among La Rosa Holdings Corp. (“LRHC”) and La Rosa Realty Orlando LLC (“LRRO”) (LRHC and LRRO, are collectively, the “La Rosa Parties”), Reinaldo Zapata (“Zapata”) and Viviana Figueroa (“Figueroa”) (Zapata and Figueroa are collectively, the “Defendants”) (The La Rosa Parties and Defendants are collectively the “Parties” and each a “Party”). The Parties hereby agree as follows:

RECITALS

WHEREAS, Zapata owns a 24.5% membership interest in LRRO;

WHEREAS, Figueroa owns a 24.5% membership interest in LRRO;

WHEREAS, LRHC owns a 51% membership interest in LRRO;

WHEREAS, Zapata and Figueroa are alleged to owe certain monies to LRHC and LRRO, which Zapata and Figueroa deny;

WHEREAS, LRHC and LRRO sued Figueroa and Zapata, to wit, La Rosa Realty Corp., La Rosa Realty Orlando LLC v. Reinaldo Zapata, Viviana Figueroa, Case No. 2026-CA-001011-O, pending in the Circuit Court of Orange County, Florida (the “Case”).

WHEREAS, the Case represents contested claims and that for the convenience of the parties, and without making any admissions related to the Case or the allegations therein, the Parties have agreed to settle the Case on the mutual terms and conditions set forth herein.

NOW THEREFORE, IN CONSIDERATION OF THE FOREGOING RECITALS, THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. RECITALS REGARDING ZAPATA.

1.1 Zapata’s Ownership and Obligations. Zapata owns a 24.5% membership interest in LRRO.

1.2 Zapata Claims. Zapata is allegeded to have used $106,447 of LRRO’s funds absent any corporate authorization, which Zapata denies.

1.23 Personal Guaranty. Zapata executed a personal guaranty to the franchisor personally guaranteeing payment of franchise fees owed by LRRO to LRHC.

1.4 Outstanding Franchise Fees.  LRRO is alleged to currently owe LRHC $152,295 in outstanding franchise fees, accounting fees and payroll fees (the “Franchise Fee Obligations”).

1.5 Zapata’s Allocated Share. Zapata’s alleged allocated share of the outstanding Franchise Fee Obligations under his personal guaranty is $152,295.

2. TRANSFER OF ZAPATA’S MEMBERSHIP INTEREST.

2.1 Zapata’s Acknowledgments. Zapata acknowledges the allegations set forth above that: (a) he allegedly used $106,447 of LRRO’s funds absent any corporate authorization as set forth in Section 1.2; (b) he allegedly executed a personal guaranty to the franchisor guaranteeing payment of franchise fees owed by LRRO to LRHC as set forth in Section 1.3; and (c) LRRO currently owes LRHC $152,295 in franchise fees as set forth in Section 1.4.

2.2 Consideration for Zapata’s Transfer. In consideration of (i) LRHC’s forgiveness of the $106,447 amount allegedly owed to LRRO, (ii) LRHC’s forgiveness of the alleged $152,295 franchise fee obligation under Zapata’s personal guaranty, and (iii) the Dismissal in Section 7 and Release in Section 8 below, Zapata shall assign to LRHC all of Zapata’s 24.5% membership interest in LRRO (the “Zapata Transferred Interest”).

2.3 Zapata Assignment Document. Zapata shall execute the Assignment Document attached hereto as Exhibit A contemporaneously with this Agreement. The transfer of the Zapata Transferred Interest shall constitute full and complete satisfaction and release of (i) the $106,447 amount of funds allegedly owed by Zapata to LRRO and the La Rosa Parties, and (ii) all of Zapata’s Franchise Fees.

2.4 Zapata’s Release of Personal Guaranty. Upon the transfer of the Zapata Transferred Interest and execution of Exhibit A, Zapata shall be fully and forever released and discharged from any and all obligations under his personal guaranty to the franchisor with respect to any franchise fees owed by LRRO to LRHC, whether past, present, or future.

3. RECITALS REGARDING FIGUEROA.

3.1 Figueroa’s Ownership and Obligations. Figueroa owns a 24.5% membership interest in LRRO.

3.2 Personal Guaranty. Figueroa executed a personal guaranty to the franchisor personally guaranteeing payment of franchise fees owed by LRRO to LRHC.

3.3 Outstanding Franchise Fees.  LRRO currently owes LRHC $152,295 of the Franchise Fee Obligations.

3.4 Figueroa’s Allocated Share. Figueroa’s alleged allocated share of the outstanding Franchise Fee Obligations under her personal guaranty is $152,295.

4. SETTLEMENT PAYMENT TO FIGUEROA.

4.1 Settlement Sum. The La Rosa Parties shall pay to Figueroa a total settlement sum of $10,000.00 (the “Settlement Sum”) as partial consideration for the transfer of Figueroa’s membership interest in LRRO pursuant to Section 5 below.

4.2 Payment Timing. The Settlement Sum shall be due and payable within ten (10) days after the Effective Date.

4.3 Payment Method. Payment shall be made by ACH or wire transfer to the trust account for Sasso & Sasso, P.A.

5. TRANSFER OF FIGUEROA’S MEMBERSHIP INTEREST.

5.1 Figueroa’s Acknowledgments. Figueroa acknowledges the allegations set forth above that: (a) she allegedly executed a personal guaranty to the franchisor guaranteeing payment of franchise fees owed by LRRO to LRHC as set forth in Section 3.2; and (b) LRRO currently owes LRHC the Franchise Fee Obligations as set forth in Section 3.3.

5.2 Consideration for Figueroa’s Transfer. In consideration of (i) LRHC’s forgiveness of Figueroa’s alleged Franchise Fee Obligations, (ii) payment of the Settlement Sum set forth in Section 4.1 above, and (iii) the Dismissal in Section 7 and Release in Section 8 below, Figueroa shall assign to LRHC all of Figueroa’s 24.5% membership interest in LRRO (the “Figueroa Transferred Interest”).

5.3 Figueroa Assignment Document. Figueroa shall execute the Assignment Document attached hereto as Exhibit B contemporaneously with this Agreement. The transfer of the Figueroa Transferred Interest, together with the payment of the Settlement Sum, shall constitute full and complete satisfaction and release of all of Figueroa’s Franchise Fee Obligations

5.4 Figueroa’s Release of Personal Guaranty. Upon the transfer of the Figueroa Transferred Interest, payment of the Settlement Sum, and execution of Exhibit B, Figueroa shall be fully and forever released and discharged from any and all of the Franchise Fee Obligations, whether past, present, or future.

6. COMBINED TRANSFERRED INTERESTS.

6.1 Total Transfer. The Zapata Transferred Interest and the Figueroa Transferred Interest are collectively referred to herein as the “Transferred Interests.” Upon completion of the transfers contemplated in Sections 2 and 5, LRHC shall own an additional forty-nine percent (49%) membership interest in LRRO for a total of 100% of the membership interests in LRRO.

7. DISMISSAL OF LITIGATION.

7.1 Dismissal with Prejudice. The La Rosa Parties shall dismiss with prejudice, or cause to be dismissed with prejudice the Case.

7.2 Timing of Dismissal. The dismissal shall be effectuated within ten (10) days of the Closing by filing a notice of dismissal with prejudice with the Circuit Court.

7.3 Reservation of Jurisdiction. The dismissal shall reserve jurisdiction in the Circuit Court to enforce this Agreement.

8. MUTUAL RELEASES.

8.1 Release by Zapata. Zapata, for good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, unconditionally and irrevocably remises, waives, satisfies, releases, acquits, and forever discharges the La Rosa Parties, and all of their respective employees, directors, officers, members, managers, affiliates, agents, relatives, successors, and assigns, from and against any and all claims, counterclaims, actions, suits, rights, causes of action, legal or administrative complaints, lawsuits, set-offs, costs, losses, controversies, agreements, franchise agreements, contracts, restrictive covenants, promises, and demands or liabilities, of whatever kind or character, including, without limitation, all claims, accrued or unaccrued, direct or indirect, latent or patent, whether known or unknown, that Zapata has, had, or may have against the La Rosa Parties.

8.2 Release by Figueroa. Figueroa, for good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, unconditionally and irrevocably remises, waives, satisfies, releases, acquits, and forever discharges the La Rosa Parties, and all of their respective employees, directors, officers, members, managers, affiliates, agents, relatives, successors, and assigns, from and against any and all claims, counterclaims, actions, suits, rights, causes of action, legal or administrative complaints, lawsuits, set-offs, costs, losses, controversies, agreements, franchise agreements, contracts, restrictive covenants, promises, and demands or liabilities, of whatever kind or character, including, without limitation, all claims, accrued or unaccrued, direct or indirect, latent or patent, whether known or unknown, that Figueroa has, had, or may have against the La Rosa Parties.

8.3 Release by La Rosa Parties. The La Rosa Parties, for good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, unconditionally and irrevocably remise, waive, satisfy, release, acquit, and forever discharge Zapata and Figueroa, and all of their respective relatives, successors, and assigns, from and against any and all claims, counterclaims, actions, suits, rights, causes of action, legal or administrative complaints, lawsuits, set-offs, costs, losses, controversies, agreements, franchise agreements, contracts, restrictive covenants, promises, and demands or liabilities, of whatever kind or character, including, without limitation, all claims, accrued or unaccrued, direct or indirect, latent or patent, whether known or unknown, that the La Rosa Parties have, had, or may have against Zapata and Figueroa.

8.4 No Admission. This Agreement is a compromise of disputed claims and shall not be construed as an admission of liability by any Party.

9. MUTUAL NON-DISPARAGEMENT.

9.1 Mutual Non-Disparagement. The Parties covenant and agree not to, directly or indirectly, make any statements, whether oral or written, or take any action, that is reasonably expected to disparage, defame, criticize, or otherwise reflect negatively upon the other Party, or any of their respective affiliates, officers, directors, members, managers, employees, agents, successors, or assigns.

9.2 Survival & Enforcement. This Section 9 shall survive the closing of the transactions contemplated herein and the termination or expiration of this Agreement for any reason. This clause shall be enforceable by temporary and permanent injunctive relief.

9.3 Exception for Legal Process. This Section 9 shall not restrict or prohibit truthful testimony compelled by valid legal process, including subpoena or court order, or statements legally required by law or regulation.

10. DEFAULT; NOTICE; CURE; REMEDIES.

10.1 Event of Default. An “Event of Default” occurs if (a) the Settlement Sum is not paid to Figueroa within ten (10) days of the Effective Date as required by Section 4.2, or (b) any Party materially breaches any other provision of this Agreement.

10.2 Notice and Cure. The non-defaulting Party shall provide written notice to the defaulting Party specifying the default and the actions required to cure (the “Default Notice”). The defaulting Party shall have fifteen (15) days from receipt of the Default Notice to cure the default (the “Cure Period”).

10.3 Remedies. If the defaulting Party fails to cure the default within the Cure Period, the non-defaulting Party may pursue all available remedies expressly provided in this Agreement and under applicable law.

11. BANKRUPTCY; ENFORCEABILITY.

11.1 No Special Bankruptcy Treatment. The Parties agree that nothing in this Agreement shall be construed to render the obligations “non-dischargeable” as a categorical matter; the Parties shall retain all rights and defenses available under the United States Bankruptcy Code, and any applicable determinations shall be made by a court of competent jurisdiction.

12. CONFIDENTIALITY; PERMITTED DISCLOSURES.

12.1 Confidentiality. The Parties shall keep the terms of this Agreement confidential and may state only that “the matter has been amicably resolved,” except as provided herein.

12.2 Permitted Disclosures. Notwithstanding Section 12.1, the Parties may disclose the terms of this Agreement to their respective attorneys, tax advisors, accountants, auditors, insurers, financing sources, and as required by law or regulation.

12.3 SEC Matters. LRHC may make disclosures as reasonably determined necessary or advisable to comply with federal securities laws, stock exchange rules, and filing requirements.

13. CONDITIONS PRECEDENT; FURTHER ASSURANCES.

13.1 Conditions to Closing. The obligations to consummate the transactions contemplated by Sections 2 and 5 are conditioned upon: (a) the execution and delivery of the Assignment Documents (Exhibits A and B); (b) the execution and delivery of all ancillary transfer documents; and (c) the absence of any legal restraint or injunction prohibiting the transfers.

13.2 Further Assurances. Each Party shall execute and deliver such additional documents and take such further actions as are reasonably necessary to give effect to this Agreement and the transactions contemplated hereby, within five (5) business days after written request by any other Party.

14. NOTICES.

14.1 Notice Requirements. All notices required or permitted under this Agreement shall be in writing and shall be deemed given when (a) delivered personally, on the date of delivery, (b) sent by registered or certified mail, return receipt requested, on the date of receipt, or (c) sent by nationally recognized overnight courier, on the next business day after dispatch, to the addresses set forth in Section 14.2 below or to such other address as any Party may designate by written notice to the other Parties.

14.2 Notice Addresses.

Notices to the La Rosa Parties:

Attention: Mr. Korey Alberts
1420 Celebration Blvd., Suite 200
Celebration, FL 34747
Email: Korey@larosarealtycorp.com

With a copy to:

Michele Diglio-Benkiran, Esquire
Legal Counsel, P.A.
13330 W. Colonial Dr., #110
Winter Garden, FL 34787
Email: efilings@legalcounselpa.com

Notices to Zapata:

Reinaldo Zapata
c/o Sasso & Sasso, P.A.
630 South Maitland Avenue
Maitland, Florida 32751
Email: reyzapata14@gmail.com

With a copy to:

Michael A. Sasso
Email: masasso@sasso-law.com

Notices to Figueroa:

Viviana Figueroa
c/o Sasso & Sasso, P.A.
630 South Maitland Avenue
Maitland, Florida 32751
Email: reyzapata14@gmail.com

With a copy to:

Michael A. Sasso
Email: masasso@sasso-law.com

15. ANCILLARY DOCUMENTS; TIMELINES.

15.1 Zapata Assignment Document. Zapata shall execute the Assignment Document attached hereto as Exhibit A(including all attachments thereto, more particularly the LRRO Amendment and Assignment of Interest for Zapata) simultaneous with the execution of this Agreement.

15.2 Figueroa Assignment Document. Figueroa shall execute the Assignment Document attached hereto as Exhibit B (including all attachments thereto, more particularly the LRRO Amendment and Assignment of Interest for Figueroa) simultaneous with the execution of this Agreement.

16. TAXES.

16.1 Tax Liabilities. Each Party shall bear its own tax liabilities, if any, arising from or relating to this Agreement and the transactions contemplated hereby.

16.2 Tax Cooperation. The Parties shall cooperate in good faith to provide such forms and information as are reasonably required for tax reporting purposes.

17. REPRESENTATIONS AND WARRANTIES.

17.1 Representations by Zapata. Zapata represents and warrants to the La Rosa Parties that: (a) he has the requisite power and authority to execute and deliver this Agreement and Exhibit A and to perform his obligations hereunder and thereunder; (b) this Agreement and Exhibit A have been duly authorized, executed, and delivered by Zapata and constitute legal, valid, and binding obligations of Zapata, enforceable against him in accordance with their respective terms; (c) he has had the opportunity to consult with counsel of his choice regarding this Agreement; and (d) he is the sole and exclusive owner of the Zapata Transferred Interest, free and clear of all liens, encumbrances, and claims.

17.2 Representations by Figueroa. Figueroa represents and warrants to the La Rosa Parties that: (a) she has the requisite power and authority to execute and deliver this Agreement and Exhibit B and to perform her obligations hereunder and thereunder; (b) this Agreement and Exhibit B have been duly authorized, executed, and delivered by Figueroa and constitute legal, valid, and binding obligations of Figueroa, enforceable against her in accordance with their respective terms; (c) she has had the opportunity to consult with counsel of her choice regarding this Agreement; and (d) she is the sole and exclusive owner of the Figueroa Transferred Interest, free and clear of all liens, encumbrances, and claims.

17.3 Representations by La Rosa Parties. Each of the La Rosa Parties represents and warrants to Zapata and Figueroa that: (a) it has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed, and delivered by such La Rosa Party and constitutes a legal, valid, and binding obligation of such La Rosa Party, enforceable against it in accordance with its terms; and (c) it has had the opportunity to consult with counsel of its choice regarding this Agreement.

18. MISCELLANEOUS PROVISIONS.

18.1 Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to conflicts of law principles.

18.2 Exclusive Venue. The Parties consent to the exclusive venue and jurisdiction of state or federal courts located in Orange County, Florida for any action arising out of or relating to this Agreement.

18.3 Attorneys’ Fees. In any action or proceeding arising out of or relating to this Agreement, the prevailing Party shall be entitled to recover from the non-prevailing Party its reasonable attorneys’ fees and costs, including fees and costs incurred on appeal.

18.4 Entire Agreement; Integration. This Agreement (including Exhibits A and B) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether written or oral, relating to such subject matter.

18.5 Amendments; Waivers. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless in a writing signed by the Party against whom enforcement of such amendment, modification, or waiver is sought. No waiver of any breach or default shall be deemed a waiver of any subsequent breach or default.

18.6 Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, successors, and permitted assigns. No Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, delayed, or conditioned.

18.7 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, such provision shall be enforced to the maximum extent permissible, and the remaining provisions of this Agreement shall remain in full force and effect.

18.8 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered by facsimile, PDF, or other electronic means shall be deemed to be original signatures and shall have the same legal effect as original signatures.

18.9 Headings. The headings and captions used in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

18.10 No Third-Party Beneficiaries. There are no third-party beneficiaries to this Agreement other than the Parties’ respective successors and permitted assigns expressly referenced herein. Nothing in this Agreement, whether express or implied, is intended to confer upon any person or entity other than the Parties and their respective successors and permitted assigns any rights, benefits, or remedies.

18.11 Construction. The Parties acknowledge that each Party and its counsel have reviewed and participated in the drafting of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

19. EXECUTION; EFFECTIVE DATE; RECITALS.

19.1 Effective Date. This Agreement shall be effective as of the Effective Date set forth in the preamble upon execution by all Parties.

19.2 Execution Authority. Each individual executing this Agreement on behalf of a Party represents and warrants that he or she is duly authorized to execute this Agreement on behalf of such Party.

19.3 Recitals. The recitals set forth on page 1 of this Agreement are true and correct and are hereby incorporated into this Agreement by reference.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the Effective Date.

LA ROSA REALTY ORLANDO, LLC

By:
Name:	Joseph La Rosa
Title:	Manager
Dated:	April _____, 2026

LA ROSA HOLDINGS CORP.

By:
Name:	Joseph La Rosa
Title:	C.E.O.
Dated:	April _____, 2026

REINALDO ZAPATA

Reinaldo Zapata
Dated:	April ____, 2026

VIVIANA FIGUEROA

Viviana Figueroa
Dated:	April ____, 2026

EXHIBIT A

ASSIGNMENT OF MEMBERSHIP INTEREST

EXHIBIT B

ASSIGNMENT OF MEMBERSHIP INTEREST

EXHIBIT C

RESIGNATION LETTER - REINALDO ZAPATA

EXHIBIT D

RESIGNATION LETTER – VIVIANA FIGUEROA